Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors

Smith Barney Fundamental Value Fund Inc.:

We consent to the use of our report, incorporated herein by reference, dated November 21, 2005, for Smith Barney Fundamental Value Fund Inc. as of September 30, 2005 and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

January 26, 2006